UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 8, 2011

API TECHNOLOGIES Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-29429	98-0200798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4705 S. Apopka Vineland Rd. Suite 210 Orlando, FL 32819

(Address of principal executive offices, including zip code)

(407) 909-8015

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board Size and Appointment of Directors

Effective as of February 8, 2011, the Board of Directors (the “Board”) of API Technologies Corp., a Delaware corporation (the “Company”), defined the size of the Board as seven members and appointed the following individuals to fill three vacancies on the Board and serve as members of the Board until the next annual meeting of the stockholders or until their successor is elected and qualified: Matthew E. Avril, Kenneth W. Fiske and Kenneth J. Krieg.

These appointments followed the ten day period following the January 25, 2011 mailing of an Information Statement in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14f-1 promulgated under the Exchange Act (the “Information Statement”). The Information Statement was filed with the Securities and Exchange Commission on Schedule 14f-1 on January 24, 2011 and includes information on the new directors’ qualifications.

Of the new directors, Messrs. Krieg and Avril are independent under the listing standards of NASDAQ. It is expected that each of Messrs. Krieg and Avril will be appointed by the Board to serve on the Audit Committee and the Compensation Committee at the first meeting of the Board following their appointment.

There is no current contract or arrangement regarding the compensation of Messrs. Avril or Krieg. Mr. Fiske has entered into an employment letter agreement described in the Information Statement in his capacity as Chief Executive Officer of SenDEC, Corp., a New York corporation and a wholly owned subsidiary the Company. Mr. Fiske also received an option grant for 147,000 shares of common stock, and will be participating in the management bonus plan in his capacity as an officer of SenDEC Corp. as discussed in the Information Statement. Under the terms of the agreement, Mr. Fiske receives a base salary of $310,959. Either party may terminate the agreement for any reason. If Mr. Fiske is terminated without cause or he terminates his employment for good reason, he will be entitled to his base salary through termination, and insurance and medical benefits for one year. If there is a change of control of SenDEC or the Company, and the Company’s obligations under the management bonus plan are not assumed by the acquiring corporation, then the amount of the bonus payable under the management bonus plan will accelerate, and the Company is obligated to pay Mr. Fiske the aggregate amount of the bonus he would have been entitled to from and after such change of control, calculating the amount as if 100% of the milestones occurring after the change of control had been achieved. Under the agreement, Mr. Fiske is subject to non-compete and non-solicitation obligations that last the longer of four years from the Closing Date or one year from the date his employment is terminated.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2011	API TECHNOLOGIES CORP.

	By:	/s/ Andrew Laurence
Andrew Laurence
Vice President of Finance and Chief Accounting Officer